CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                           CADAPULT GRAPHIC SYSTEMS INC.
                            (a New Jersey corporation)
                                      INTO
                          CADAPULT GRAPHIC SYSTEMS, INC.
                             (a Delaware corporation)

                         (Pursuant to Section 253 of the
                       General Corporation Law of Delaware)


     Cadapult Graphic Systems, Inc., a Delaware corporation (the
"Corporation"), does hereby certify as follows:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Cadapult Graphic Systems Inc., a New Jersey corporation ("CGSI").

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 10th day of August, 1998, determined to merge CGSI into itself on the conditions set forth in such resolutions:

     WHEREAS, this Corporation lawfully owns all the outstanding stock of CGSI, and

     WHEREAS, this Corporation desires to merge into itself the said CGSI and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

     NOW, THEREFORE, be it

     RESOLVED: That the Corporation merge into itself its subsidiary, CGSI, and assume all of said subsidiary's liabilities and obligations;

     RESOLVED: That the President and Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said CGSI into this Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

     FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in anyways necessary or proper to perfect said merger.

     IN WITNESS WHEREOF, said Cadapult Graphic Systems, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Michael W. Levin, its authorized officer, this 10th day of August, 1998.

                             CADAPULT GRAPHIC SYSTEMS, INC.
                             (a Delaware corporation)


                             By:  /s/ Michael W. Levin
                                  ---------------------
                                  Michael W. Levin
                                  President